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                                                               EXHIBIT 23.3

                    CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the prospectus constituting part of this Registration Statement Amendment No. 1 on Form S-3 of our reports dated August 21, 1998 (except as to Note 14, which is as of October 9, 1998) and June 21, 1999 (except as to Note 13, which is as of July 29, 1999) relating to the financial statements of CMC Industries, Inc., which appear in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ PricewaterhouseCoopers LLP
-----------------------------

PricewaterhouseCoopers LLP

Memphis, Tennessee

November 1, 1999